Exhibit 99.2

PRESS RELEASE

CONTACT:

Mike Smith, CFA
719-637-5773
michael.smith@vectrus.com

Vectrus Statement on Army’s Notice of Intent to Extend the K-BOSSS Contract

COLORADO SPRINGS, Colo., March 17, 2017 — Vectrus, Inc. (NYSE: VEC), announced today that the U.S. Government published a Notice of Intent to award a modification to extend the existing Kuwait Base Operation and Security Support Services contract, also known as K-BOSSS, performed by Vectrus Systems Corporation.

The Period of Performance for the extension would be from Mar. 29, 2017 to Mar. 28, 2018, with an evaluated nine-month option of Mar. 29, 2018 through Dec. 28, 2018 and an evaluated three-month option of Dec. 29, 2018 through Mar. 28, 2019.

The proposed modification will continue critical base operations support and security support services throughout the Kuwait area of responsibility including forms, publications, and reproductive services; Army postal operations; operations; logistics; information management; public works; environmental services; medical administrative support; installation services; security services; fire services; and emergency services.

The extension has not been negotiated and finalized. “Our 2017 financial guidance issued on March 1, 2017, anticipated an extension of our existing K-BOSSS contract well into the third quarter,” said Matt Klein, chief financial officer of Vectrus. “This announcement will likely result in a full-year financial contribution from K-BOSSS and we expect to update guidance upon finalization of the extension.”

In 2016, the K-BOSSS program contributed approximately $438 million dollars or 37% of revenue.

Exhibit 99.2

About Vectrus
Vectrus is a leading, global government services company with a history in the services market that dates back more than 70 years. The company provides facility and logistics services, and information technology and network communication services to U.S. government customers around the world. Vectrus is differentiated by operational excellence, superior program performance, a history of long-term customer relationships, and a strong commitment to their mission success. Vectrus is headquartered in Colorado Springs, Colo., and includes about 5,600 employees spanning 143 locations in 18 countries. In 2016, Vectrus generated sales of $1.2 billion. For more information, visit our website at www.vectrus.com or connect with us on Facebook, Twitter, LinkedIn, and YouTube.

Safe Harbor Statement
Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995 (the "Act"): Certain material presented herein includes forward-looking statements intended to qualify for the safe harbor from liability established by the Act. These forward-looking statements include, but are not limited to, statements in 2017 Guidance above about our revenue, operating margin, net income, EPS and net cash provided by operating activities for 2017 and other assumptions contained therein for purposes of such guidance, debt payments, expense savings, contract opportunities, bids and awards, collections, business strategy, outlook, objectives, plans, intentions or goals, and any discussion of future operating or financial performance. Whenever used, words such as "may," "are considering," "will," "likely," "anticipate," "estimate," "expect," "project," "intend," "plan," "believe," "target," "could," "potential," "continue," or similar terminology are forward-looking statements. These statements are based on the beliefs and assumptions of our management based on information currently available to management. Forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties that could cause actual results to differ materially from the results contemplated by the forward-looking statements, our historical experience and our present expectations or projections. These risks and uncertainties include, but are not limited to: our dependence on a few large contracts for a significant portion of our revenue; competition in our industry; our ability to submit proposals for and/or win potential opportunities in our pipeline; our ability to retain ad renew our existing contracts; protests of new awards; our international operations, including the economic, political and social conditions in the countries in which we conduct our businesses; changes in U.S. government military operations, including its

Exhibit 99.2

operations in Afghanistan; changes in, or delays in the completion of, U.S. or international government budgets; government regulations and compliance therewith, including changes to the Department of Defense procurement process; changes in technology; intellectual property matters; governmental investigations, reviews, audits and cost adjustments; contingencies related to actual or alleged environmental contamination, claims and concerns; our success in expanding our geographic footprint or broadening our customer base, markets and capabilities; our ability to realize the full amounts reflected in our backlog; our maintaining our good relationship with the U.S. government; impairment of goodwill; our performance of our contracts and our ability to control costs; our level of indebtedness; our compliance with the terms of our credit agreement; subcontractor and employee performance and conduct; our teaming arrangements with other contractors; economic and capital markets conditions; any future acquisitions, investments or joint ventures; our ability to retain and recruit qualified personnel; our maintenance of safe work sites and equipment; our compliance with applicable environmental health and safety regulations; our ability to maintain required security clearances; any disputes with labor unions; costs of outcome of any legal proceedings; security breaches and other disruptions to our information technology and operations; changes in our tax provisions or exposure to additional income tax liabilities; changes in U.S. generally accepted accounting principles; accounting estimates made in connection with our contracts; our exposure to interest rate risk; our compliance with public company accounting and financial reporting requirements; timing of payments by the U.S. government; risks and uncertainties relating to the spin-off from our former parent; and other factors set forth in Part I, Item 1A, – “Risk Factors,” and elsewhere in our 2016 Annual Report on Form 10-K and described from time to time in our future reports filed with the Securities and Exchange Commission. We undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.